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SCHEDULE 13D

CUSIP No. 125-902106	Page 37 of 42 Pages

Exhibit 2

        POWER OF ATTORNEY

        The undersigned hereby appoints Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss, or any of them, his true and lawful attorney-in-fact and agent to execute and file with the Securities and Exchange Commission any Schedule 13D, any amendments thereto or any related documentation which may be required to be filed in his individual capacity as a result of the undersigned's direct or indirect beneficial ownership of shares of, or participation in a group with respect to, common stock of CPI Corp., and granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof. The authority of Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss, or any of them, under this Power of Attorney shall continue with respect to the undersigned until the undersigned is no longer required to file Schedule 13Ds unless revoked earlier in writing.

Date: September 15, 2003	/s/ Peter A. Cohen Peter A. Cohen,
/s/ Morgan B. Stark Morgan B. Stark
/s/ Thomas W. Strauss Thomas W. Strauss

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Exhibit 2